Exhibit 10.2

CONVERSION AND REGISTRATION RIGHTS AGREEMENT

CONVERSION AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 14, 2006, by and between A.D.A.M., Inc., a Georgia corporation (the “Company”), and CapitalSource Finance LLC, a Delaware limited liability company and its successors and assigns (each a “Purchaser”).

PRELIMINARY STATEMENT

A.            In connection with the Credit Agreement of even date herewith by and among the Company, the Purchaser and certain other parties (such Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time, hereinafter is referred to as the “Credit Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Credit Agreement and this Agreement, to grant the Purchaser the right to convert all or any portion of the Convertible Term Loan into shares of the Company’s  common stock, par value $0.01 per share (the “Common Stock”), on the terms set forth in this Agreement.

B.            To induce the Purchaser to execute and deliver the Credit Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

1.             DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)           “Closing Price” with respect to a share of Common Stock on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Principal Market, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service.

(b)           “Common Shares” means the shares of Common Stock issued or issuable pursuant to the terms of this Agreement.

(c)           “Conversion Price” means $6.37 per share of Common Stock, as such amount may be adjusted from time to time pursuant to Section 2(c) below.

(d)           “Convertible Term Loan” means the “Convertible Term Loan”, as defined in the Credit Agreement.

(e)           “Delay Payment Rate” means (i) during the first three weeks of a Damages Accrual Period, an amount per week (or portion thereof) per share of Common Stock equal to 0.5% of the higher of the Conversion Price or the Market Price of such share, (ii) during the next three weeks of a Damages Accrual Period, an amount per week (or portion thereof) per share of Common Stock equal to 1% of the higher of the Conversion Price or the Market Price of such share, and (iii) during the remainder of a Damages Accrual Period, an amount per week (or portion thereof) per share of Common Stock equal to 2% of the higher of the Conversion Price or the Market Price of such share.

(f)            “Delivery Delay Payment Rate” means an amount per day (or portion thereof) per share of Common Stock equal to 0.5% of the higher of the Conversion Price or the Market Price of such share.

(g)           “Fundamental Transaction” means any of (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination, including a reverse stock split), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (iii) any statutory exchange, as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iv) any sale or conveyance of all or substantially all of the assets of the Company.  Notwithstanding the foregoing, a transaction will not be deemed to constitute a Fundamental Transaction if its sole purpose is to change the state of incorporation of the Company or to create a holding company that will be owned in the same proportions by the persons or entities that held the Company’s securities immediately prior to such transactions.

(h)           “Investor” means (i) a Purchaser, (ii) any other holder of any portion of the Convertible Term Loan, and (iii) any transferee or assignee of a Purchaser or such other holder to whom a Purchaser or holder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.

(i)            “Market Price” means, with respect to a share of Common Stock on a particular day, the average of the Closing Prices for Common Stock over the thirty (30) day period ending one (1) Trading Day prior to the date of determination.

(j)            “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(k)           “Principal Market” means the NASDAQ Capital Market or if the Common Stock is not traded on such market, then the principal securities exchange or trading market for the Common Stock.

(l)            “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

(m)          “Registrable Securities” means (i) the Common Shares, (ii) any shares of capital stock issued or issuable with respect to the Common Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on the issuance of the Common Shares and (iii) any securities of the Company issued upon the reclassification of any of the foregoing.

(n)           “Registration Delay” means the occurrence of any of (i) a Registration Statement in connection with a Demand Registration covering all of the Registrable Securities required to be covered thereby is not filed with the SEC on or before the deadline described in the last sentence of Section 3(a) or is not declared effective by the SEC on or before the deadline described in the last sentence of Section 3(a), (ii) on any day during the Registration Period (other than during an Allowable Grace Period, as defined in Section 4(r)), any Registrable Security required to be included in such Registration Statement cannot be sold pursuant to such Registration Statement as a matter of law or because the Company has failed to perform its obligations under this Agreement within the applicable time period required for such performance (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock), or (iii) a Grace Period (as defined in Section 4(r)) exceeds the length of an Allowable Grace Period.

(o)           “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities.

(p)           “Share Delivery Delay” means the failure of the Company to issue and deliver any shares to be issued pursuant to Section 2 in the manner and within the timeframe set forth in Section 2(b).

(q)           “Trading Day” means (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, any day that is not (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of Maryland are authorized or obligated by law or regulation to close.

2.             CONVERSION

(a)           An Investor may at any time, and from time to time, convert all or any portion of the then-outstanding principal balance of the Convertible Term Loan held by such Investor into that number of shares of fully paid and nonassessable shares of Common Stock equal to the amount of the principal being converted divided by the Conversion Price.  An Investor may exercise its conversion right, in whole or in part, any number of times while the Convertible Term Loan remains outstanding.

(b)           In order to effect a conversion pursuant to Section 2(a), an Investor shall deliver a written notice of its intention to convert all or any portion of the principal amount of the Convertible Term Loan (a “Notice of Conversion”) to the Company.  The Company shall, as soon as practicable but in no event later than five (5) Trading Days after the delivery of the Notice of Conversion, (i) issue and deliver the number of shares of Common Stock to which the Investor shall be entitled by, at the option of the Investor, either (A) if the Company is able to do so, crediting such number of shares to the Investor’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission system, or (B) issuing and delivering to the address specified in the Notice of Conversion, a certificate or certificates in such denominations as may be requested in the Notice of Conversion, registered in the name of the Investor or its designee, and (ii) if requested by the Investor, issue and deliver a promissory note in the form specified in the Credit Agreement in the amount of any unconverted portion of the Convertible Term Loan held by such Investor.  The conversion will be deemed to have been made on the date the Notice of Conversion is delivered to the Company.  The Investor will be treated for all purposes as the record holder or holders of the Common Shares on the date of such delivery of the Notice of Conversion.  The Company will pay any and all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance and delivery of the Common Shares on any conversion hereunder.  No fractional shares of Common Stock are to be issued on any conversion hereunder, but the Company will instead round down to the next whole number the number of shares of Common Stock to be issued on the conversion.

(c)           If at any time or from time to time after the date hereof:

(i)            the Company effects a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if at any time or from time to time after the date hereof the Company combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section 2(c)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective;

(ii)           the Company pays a dividend or other distribution in additional shares of Common Stock, the Conversion Price that is then in effect shall be decreased by multiplying such Conversion Price then in effect by a fraction, (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.  If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date;

(iii)          the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this

Section 2(c)), in any such event the Investors shall then have the right to convert the Convertible Term Loan into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such Convertible Term Loan could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof; and

(iv)          there is a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2(c)), as a part of such capital reorganization, provision shall be made so that the Investors shall thereafter be entitled to receive upon conversion of the Convertible Term Loan the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the Investor after the capital reorganization to the end that the provisions of this Section 2 (including adjustment of the applicable Conversion Price then in effect and the number of shares issuable upon conversion) shall be applicable after that event and be as nearly equivalent as practicable.

(d)           In each case of an adjustment or readjustment of the Conversion Price or other terms under Section 2(c), the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions thereof and promptly prepare a certificate showing such adjustment or readjustment, and shall deliver such notice to each Investor.  The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Conversion Price at the time in effect, and (ii) the type and amount, if any, of other property which at the time would be received upon conversion of the Convertible Term Loan.

(e)           Prior to the exercise of the conversion right hereunder, the Investor will not be entitled to vote or be deemed the holder of any of the capital stock of the Company issuable upon such conversion, nor will anything contained herein be construed to confer on the Investor the rights of a stockholder of the Company or the right to vote for the election of directors or on any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights or otherwise, by virtue of having the conversion rights hereunder.

(f)            The Company shall not, by amendment of its Articles of Incorporation, by-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all the action as may be reasonably necessary or appropriate in order to protect the rights of the Investors to convert the Convertible Term Loan hereunder.

(g)           Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Fundamental Transaction or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, subject to the requirements of applicable law, including, but not limited to, Regulation FD, the Company shall deliver to each Investor at least ten (10) days prior to the record date or transaction specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Fundamental Transaction, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Fundamental Transaction, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

(h)           The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Convertible Term Loan, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the entire Convertible Term Loan.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire Convertible Term Loan, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(i)            The Company hereby represents to each Investor that, and shall at all times ensure that, all Common Shares issued pursuant to this Agreement will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.

(j)            If a Share Delivery Delay occurs, the Company shall pay to the applicable Investor (the “Delivery Delay Payments”), as liquidated damages and not as a penalty, and calculated for each share of Common Stock to which the Share Delivery Delay relates, an accruing amount per each such share equal to the Delivery Delay Payment Rate for each day (or portion thereof) during the Delivery Damages Accrual Period, plus any actual losses incurred by such Investor resulting from such Share Delivery Delay (including those incurred with respect to any “short” positions required to be covered). The Delivery Delay Payments shall accrue from the first day of the applicable Share Delivery Delay through the date it is cured (the “Delivery Damages Accrual Period”), and shall be payable in cash to the applicable Investor on the last business day of each calendar week.  The parties hereto agree that the liquidated damages provided for in this Section 2(i) constitute a reasonable estimate of the damages that may be incurred by an Investor by reason of Share Delivery Delay.

3.             REGISTRATION.

(a)           Demand Registrations.  The Company shall use its best efforts to qualify and maintain its qualification for registration of resales on Form S-3 or any comparable or successor form or forms, including taking such action as is necessary to enable the Investors to utilize Form S-3 for the resale of Registrable Securities.  At any time the Company is qualified for the use of Form S-3, the Investors shall have the right to request registrations on Form S-3 (a “Demand Registration”), with such requests to be in writing (a “Demand Notice”) and shall state the number of shares of Registrable Securities to be disposed of and the intended plan of disposition of such shares by such Investors; provided, however, that the Company shall not be obligated to effect any such Demand Registration (i) if the Investors, together with the holders of any other securities of the Company entitled to inclusion in such Demand Registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000,  or (ii) if, in the preceding twelve-month period, the Company has effected two (2) such Demand Registrations under this Section 3(a) in such period.  A Demand Registration shall be an underwritten registration only with the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed.  If a request complying with the requirements of this Section 3(a) is delivered to the Company:

(i)            the Company shall (A) promptly give written notice of the proposed registration to all other Investors, (B) within forty-five (45) days after receipt of the Demand Notice (the “Filing Deadline”), file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Investors joining in such request as are specified in a written request received by the Company within fifteen (15) days after the written notice from the Company referenced above is mailed or delivered, and (C) cause such Registration Statement to be declared effective by the SEC as soon as possible, but in no event later than the earlier of (1) the tenth business day after the SEC advises the Company that either (x) it will not review such Registration Statement or (y) it has no further comments with respect to such Registration Statement, and (2) one hundred thirty five (135) days after the Demand Notice (the earlier of such dates, the “Effectiveness Deadline”); and

(ii)           if the registration is for an underwritten offering:

(1)           the right of any Investor to participate in an underwritten registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Investors and such Investor with respect to such participation and inclusion) to the extent provided in this Agreement.  An Investor may elect to include in such underwriting all or a part of the Registrable Securities such Investor holds (subject to the other provisions of this Agreement); and

(2)           if the Company shall request inclusion in any registration pursuant to Section 3(a) of securities being sold for its own account (or for the account of other persons (other than Investors) having piggyback registration rights) in any registration pursuant to Section 3(a), the Investors may offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement.  The Company shall (together with all Investors and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Investors participating (subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed).  Notwithstanding any other Investors that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated (A) first, pro rata among the participating Investors in accordance with their respective ownership of Registrable Securities, and (B) second, if additional shares may still be included, among the Company and such other persons in such manner as the Company and such persons shall agree. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter(s) or the Investors.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.  If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 3(a), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such persons requesting additional inclusion in accordance with the priority set forth above.

If at the time of any request for a Demand Registration pursuant to this Section 3, (a) a registration of the Company’s securities under the Securities Act has become effective within the past ninety (90) days or (b) (i) the Company’s Board of Directors determines in good faith that such Demand Registration would reasonably be expected to have a material adverse effect on the Company, as a whole, or any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction and (ii) the Company furnishes to such holders of Registrable Securities a certificate signed by the President of the Company stating that, in the good faith judgment of the Company’s Board of Directors, it would have such a material adverse affect, then the Company may direct that such request be delayed for a period not in excess of sixty (60) days from the earlier of the effective date of such offering, the date of commencement of such other material activity or the date of the request by the Investors requesting such Demand Registration, as the case may be; provided, that such right to delay a request pursuant to this paragraph to be exercised by the Company not more than once in any three hundred sixty-five (365) day period.

(b)           Piggy-Back Registrations.  If the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its shares of Common  Stock (other than on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or to equity securities issuable in connection with stock option or other employee benefit plans approved by the board of directors of the Company) the Company shall promptly send to each Investor written notice of the Company’s intention to file a Registration Statement and of such Investor’s rights under this Section 3(b) and, if within fifteen

(15) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in this Section 3(b) below.  No right to registration of Registrable Securities under this Section 3(b) shall be construed to limit any registration required under Section 3(a).  The obligations of the Company under this Section 3(b) may be waived by Investors holding a majority of the Registrable Securities.  If an offering in connection with which an Investor is entitled to registration under this Section 3(b) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.  If a registration pursuant to this Section 3(b) is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account and (2) second, up to the full number of securities proposed to be registered for the account of the Investors entitled to registration under this Section 3(b), pro rata among such Investors on the basis of the number of Registrable Securities that each of them requested to be included in such registration.  The Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3(b) without obligation to any holder of Registrable Shares.

(c)           Allocation of Registrable Securities.  The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC.  In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.  Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

(d)           Legal Counsel.  Subject to Section 6 of this Agreement, the Investors holding at least a majority of the Registrable Securities shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (“Legal Counsel”), which shall be such counsel as is designated by the holders of a majority of Registrable Securities and of which the Company and its counsel have been given prior notice. The Legal Counsel shall not represent any Investor that sends such counsel written notice that such Investor does not wish such counsel to represent it in connection with the matters discussed in this Section 3(d).  The Investors, other than any Investor that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Investors by the Legal Counsel in connection with the subject matter of this Agreement.  These provisions will not prohibit any other counsel to an Investor from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.  The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.

(e)           Ineligibility for Form S-3.  In the event that Form S-3 is not available for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of a majority of the Registrable Securities and (ii) undertake to register subsequently the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the prior Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f)            Failure to File, Obtain and Maintain Effectiveness of Registration Statement.  If a Registration Delay occurs the Company shall pay to each holder of Registrable Securities (the “Registration Delay Payments”), as liquidated damages and not as a penalty, and calculated for each share of Common Stock required to be covered for resale at such time pursuant to the terms of Section 3(a) then outstanding that is a Registrable Security and not covered for resale at such time pursuant to the terms of a Registration Statement, an accruing amount per each such share equal to the Delay Payment Rate for each week (or portion thereof) during the Damages Accrual Period; provided that such Registration Delay Payments shall be paid only to the Investors that have complied with their obligations under Section 5 of this Agreement with respect thereto. The Registration Delay Payments shall accrue from the first day of the applicable Registration Delay through the date it is cured (the “Damages Accrual Period”), and shall be payable in cash to the record holders of the Registrable Securities entitled thereto on the last business day of each calendar month.  The parties hereto agree that the liquidated damages provided for in this Section 3(f) constitute a reasonable estimate of the damages that may be incurred by holders of Registrable Securities by reason of the failure of the Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

4.             RELATED OBLIGATIONS.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 3(a), the Company will use its commercially reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended plan of distribution thereof and, pursuant thereto, the Company shall have the following obligations:

(a)           The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the Filing Deadline) and use its commercially reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline).  The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which all of the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the

Securities Act (or successor thereto), (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement either pursuant to the Registration Statement or in one or more transactions in which the acquirer obtained unlegended certificates representing the Registrable Securities so purchased, or (iii) the third anniversary of the effectiveness of such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any prospectus only, in light of the circumstances under which they were made) not misleading.

(b)           The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended plan of distribution by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 4(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)           The Company shall (a) permit Legal Counsel and any legal counsel for a particular Investor to review and comment upon those sections of (i) the Registration Statement which are applicable to the Investors at least five (5) business days prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements which are applicable to the Investors (except for Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to the their filing with the SEC and (b) not file any document in a form to which Legal Counsel or such legal counsel reasonably objects.  The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, provided the Legal Counsel shall keep such correspondence confidential and shall not provide copies thereof to any Investor without the Investor’s express prior written consent, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.  The Company shall reasonably cooperate with Legal Counsel and such other legal counsel in performing the Company’s obligations pursuant to this Section 4.

(d)           The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, and all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.  The Company shall comply with the requirements of Rule 153 and 172 with respect to the filing of a final prospectus with the SEC.

(e)           The Company shall use its commercially reasonable best efforts to (i) register and qualify (if necessary) the Registrable Securities covered by a Registration Statement under all other securities or “blue sky” laws of such jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change in the Company’s Articles of Incorporation or by-laws that the Company’s board of directors determines in good faith to be contrary to the best interests of the Company and its shareholders,  (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)            As promptly as practicable after becoming aware of such event or development, the Company shall notify Legal Counsel and each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request).  The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a

Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g)           The Company shall use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)           In the event of an underwritten offering in accordance with and pursuant to the terms of this Agreement, at the reasonable request of any Investor and at such Investor’s expense, the Company shall use its commercially reasonable best efforts to furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the  Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i)            The Company shall, upon reasonable notice and during normal business hours, make available for inspection by (i) any Investor, (ii) Legal Counsel and any other legal counsel representing an Investor and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), which are requested for any purpose reasonably related to the Investors’ rights and/or the Company’s obligations under this Agreement, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector which is not a party hereto shall agree in writing prior to obtaining access to any Records, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor similarly bound by the terms hereof) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge.  Neither the Company nor any Inspector of a particular Investor shall provide any confidential information to any other Investor unless such Investor is first informed of the confidential nature of such information and given a reasonable opportunity to determine whether to accept disclosure of such confidential information.  The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements with the Company with respect thereto, substantially in the form of this Section 4(i). Each Investor receiving the Records agrees that it shall, if permitted by applicable law, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company prior to making any such disclosure and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Each Investor undertaking an inspection pursuant to this Section 4(i) shall, and shall instruct its other Inspectors to, use commercially reasonable efforts to perform any such inspection in a manner designed to not materially disrupt the business activities of the Company.

(j)            The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement or (v) such Investor consents to the form and content of any such disclosure.  The Company agrees that it shall, if permitted by applicable law, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor prior to making any such disclosure and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)           The Company shall use its commercially reasonable best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on The NASDAQ Capital Market.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4(k).

(l)            The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m)          The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

(n)           If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment, as necessary, such information as an Investor requests to be included therein relating to the Investor and the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(o)           The Company shall use its commercially reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities within the United States.

(p)           The Company shall otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q)           Within two (2) business days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.

(r)            Notwithstanding anything to the contrary in this Section 4, at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that (A) no Grace Periods shall exceed forty-five (45) consecutive days, and (B) during any consecutive three hundred sixty-five (365) day period, such Grace Periods shall not exceed an aggregate of sixty (60) days (an “Allowable Grace Period”).  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice.  The provisions of Section 4(g) hereof shall not be applicable during the period of any Allowable Grace Period.  Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 4(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

5.             OBLIGATIONS OF THE INVESTORS.

(a)           At least fifteen (15) days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request, in each case within fifteen (15) days of being notified by the Company of its necessity.

(b)           Each Investor by such Investor’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c)           Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g) or the first sentence of 4(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(g) or the first sentence of 4(f) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 4(g) or the first sentence of Section 4(f) and for which the Investor has not yet settled.

(d)           As promptly as practicable after becoming aware of such event, each Investor shall notify the Company in writing of the happening of any event as a result of which the information provided in writing by such Investor to the Company expressly for use in the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)           Each Investor hereby agrees that it shall not sell or otherwise transfer or dispose of any of the Common Shares held by such Investor prior to August 14, 2007, other than to an “Affiliate” or “Related Fund” (each as defined in the Credit Agreement).  In addition, each Investor agrees that, for so long as such Investor is subject to the volume limitations pursuant to Rule 144 promulgated under the Securities Act, such Investor will not, in any particular month, sell or otherwise transfer or dispose of Common Shares for an aggregate sale price that exceeds an amount equal to 25% of the aggregate dollar amount of all sales of the Common Stock on the Principal Market during the then-preceding month; provided, that such foregoing restrictions shall not apply to any sale, transfer or disposition of Common Shares (i) to an investment bank or similar institution reasonably acceptable to the Company, (ii) to a “Qualified Institutional Buyer” (as defined in the Securities Act), (iii) under a Registration Statement pursuant to Section 3(a) or 3(b) of this Agreement, or (iv) to an Affiliate or Related Fund.

6.             EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 3 and 4 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company (but excluding underwriting discounts and commissions, which shall be the responsibility of the Investors participating in such registration), shall be paid by the Company.  The Company shall also reimburse the Investors for the reasonable and documented fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 3 and 4 of this Agreement, which reimbursement of fees and disbursements of Legal Counsel shall not exceed $10,000 per registration.  The Company shall pay all of the Investors’ reasonable costs (including fees and disbursements of the Legal Counsel) incurred in connection with the successful enforcement of the Investors’ rights under this Agreement. Notwithstanding the foregoing, each seller of Registrable Securities shall pay all fees and disbursements of all counsel (other than the Legal Counsel) retained by such seller and all selling expenses, including, without limitation, all underwriting discounts, selling commissions, transfer taxes and other similar expenses, to the extent required by applicable law.

7.             INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)           To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Investor Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation by the Company of the terms of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”).  Subject to Section 7(c), the Company shall reimburse the Investors and each such controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim by an Investor Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 4(d); (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, (A) if such prospectus was timely made available by the Company pursuant to Section 4(d) and (B) the Company had notified the Investor that such prospectus was required to be delivered by the Investor as a result of the Company’s failure to comply with the conditions of Rule 172(c) under the Securities Act; (iii) shall not apply to amounts paid in settlement of any Claim, if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iv) shall not apply to sales by such Investor under an outdated or defective prospectus after the Company has notified such Investor in writing that the prospectus is outdated or defective and prior to the receipt of notice by such Investor from the Company that sales may be resumed and/or the use of the applicable prospectus may be resumed and provided that a corrected prospectus would have avoided such Claims..  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.

(b)           In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each of the Company’s agents or representatives, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon: (i) such Investor’s failure to comply with the prospectus delivery requirements of the Securities Act after being advised by the Company that it has not satisfied the conditions of Rule 172 and that such Investor is, as a consequence, required to deliver a prospectus in connection with any disposition of Registrable Securities and has provided the Investor with a reasonably sufficient number of copies of a current prospectus to be used in connection with any such dispositions or (ii) any untrue statement of a material fact contained in any Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that, (1) such untrue statements or omissions are based upon information regarding such Investor or its plan of distribution that was furnished in writing to the Company by such Investor expressly for use therein, or (2) sales by such Investor under an outdated or defective prospectus after the Company has notified such Investor in writing that the prospectus is outdated or defective and prior to receipt of notice by such Investor from the Company that sales may be resumed and/or the use of the applicable prospectus may be resumed and provided that a corrected prospectus would have avoided such Claims.  Subject to Section 7(d), such Investor will reimburse any legal or other expenses reasonably incurred by a Company Indemnified Party in connection with investigating or defending any such Claim; provided, however that (x) the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld, and (y) an Investor shall be liable under this Section 7(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such liability.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(b) with respect to any prospectus shall not inure to the benefit of any Company Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c)           Promptly after receipt by an Investor Indemnified Person or Company Indemnified Party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Investor Indemnified Person or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Indemnified Person or the Company Indemnified Party, as the case may be; provided, however, that an Investor Indemnified Person or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Investor Indemnified Person or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnified Person or Company Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicting interests between such Investor Indemnified Person or Company Indemnified Party and any other party represented by such counsel in such proceeding.  In the case of an Investor Indemnified Person, legal counsel referred to in the immediately preceding sentence (the “Investor Legal Counsel”) shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration

Statement to which the Claim relates.  The Investor Legal Counsel shall not represent any Investor Indemnified Person that sends such counsel written notice that such Investor Indemnified Person does not wish such counsel to represent it in connection with the matters discussed in this Section.  The Investor Indemnified Persons, other than any Investor Indemnified Person that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Investor Indemnified Persons by the Investor Legal Counsel in connection with the subject matter of the Claim.  The Company Indemnified Party or Investor Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Indemnified Party or Investor Indemnified Person which relates to such action or claim.  The indemnifying party shall keep the Company Indemnified Party or Investor Indemnified Person apprised as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.  No indemnifying party shall, without the prior written consent of the Company Indemnified Party or Investor Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnified Party or Investor Indemnified Person of a release from all liability in respect of such claim or litigation, (ii) requires any admission of wrongdoing by the Company Indemnified Party or Investor Indemnified Party or (iii) obligates or requires a Company Indemnified Party or Investor Indemnified Party to take, or refrain from taking, any action.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Indemnified Party or Investor Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Indemnified Person or Company Indemnified Party under this Section 7, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(d)           The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Indemnified Party or Investor Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

8.             CONTRIBUTION.

If for any reason the indemnification provided for in Section 7 hereof is unavailable to a Company Indemnified Party or an Investor Indemnified Party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Company Indemnified Party or the Investor Indemnified Party, as applicable, as a result of Claims in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 8 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

9.             REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (ii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

10.          ASSIGNMENT.

The rights under this Agreement shall be automatically assignable by an Investor to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a  reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (iv) such transferee would be, after giving effect to the proposed transfer, the beneficial owner of at least Seventy Five Thousand (75,000) Registrable Securities.  No transferee of rights under this Agreement shall be entitled to include any Registrable Securities on a Registration Statement unless it previously has provided the Company the written notice referred to in clause (ii) of the preceding sentence.

11.          AMENDMENT.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold more than sixty six and two-thirds percent (66-2/3%) of the Registrable Securities; provided, that an amendment to a provision of Section 2 or any defined term contained therein shall instead require the written consent of the Company and Investors who then hold more than sixty six and two-thirds percent (66-2/3%) of the outstanding principal balance of the Convertible Term Loan.  Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company.

12.          LEGENDS.

(a)           Each certificate representing Common Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

(b)           The Company shall promptly reissue unlegended certificates at the request of any holder thereof if (A) such shares are registered pursuant to a Registration Statement, or (B) the holder shall have obtained an opinion of counsel, at such holder’s expense (which counsel may be counsel to the Company) and reasonably acceptable to the Company, to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or other compliance with any legend.

(c)           Any legend endorsed on an instrument pursuant to applicable state securities laws and any stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

13.          MISCELLANEOUS.

(a)           A particular Investor’s registration rights under this Agreement shall expire upon the later of (i) the third anniversary of the final repayment and/or conversion of the Convertible Term Loan, and (ii) the first date on which all Registrable Securities held by such Investor (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(b)           For the purposes of determining the rights of the parties hereto, including the right to approve matters pursuant to the terms hereof, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities or holds a conversion right exercisable for such Registrable Securities.  When the number of Registrable Securities shall be determined, the number shall be deemed to include not only outstanding Common Shares but also any Common Shares issuable pursuant to the terms of this

Agreement.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(c)           Any notice or request under this Agreement shall be given to any party to this Agreement at such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party hereafter may specify in a notice given in the manner required under this Section 13(c).  Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon:  (i) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Trading Day after deposit with such courier, or (iii) facsimile transmission, upon communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

(d)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions that would result in the application of the laws of a different jurisdiction.  Any judicial proceeding against any party with respect to this Agreement may be brought in any federal court of competent jurisdiction located in Baltimore City, Maryland or any state court of competent jurisdiction located in Montgomery County, Maryland.  By execution and delivery of this Agreement, each party (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 13(c), and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum nonconveniens.  Nothing shall affect the right of any Investor to serve process in any manner permitted by law or shall limit the right of any Investor to bring proceedings against the Company in the courts of any other jurisdiction having jurisdiction.  Any judicial proceedings against any Investor involving, directly or indirectly, this Agreement shall be brought only in a federal court of competent jurisdiction located in Baltimore City, Maryland or a state court of competent jurisdiction located in Montgomery County, Maryland.

(f)            EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR

OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

(g)           This Agreement, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Credit Agreement and the other Loan Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(h)           Subject to the requirements of Section 10, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(i)            The captions in this Agreement are intended for convenience and reference only and shall not affect the meaning or interpretation of this Agreement.

(j)            This Agreement may be executed in two or more counterparts (which taken together, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

(k)           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)            All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities, determined as if all of the Common Shares issuable pursuant to this Agreement had been issued.

(m)          The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(n)           This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(o)           Each Investor represents and warrants to the Company as follows:

(i)            On the date hereof and on each date that such Investor exercises the conversion right set forth in Section 2, such Investor is an “accredited investor” as defined in Regulation D of the Securities Act.

(ii)           The Convertible Term Loan is being acquired by such Investor for investment for its own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and not with any present intention to distribute any of the Common Shares issuable thereunder.  Such Investor has no present intention of selling, granting any participation in or otherwise distributing any of the Common Shares in a manner contrary to the Securities Act or to any applicable state securities laws.

(iii)          Such Investor is further aware that the shares of Common Shares issued, or to be issued, to it are “restricted securities” under federal securities laws in that they are being, or will be, acquired from the Company in a transaction not involving a public offering and that under such laws such shares may be resold only in compliance with the Securities Act.  Such Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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IN WITNESS WHEREOF, the parties have executed this Conversion and Registration Rights Agreement as of the date first set forth above.

THE COMPANY:	A.D.A.M., Inc.
a Georgia corporation

	By:	/s/ Kevin S. Noland
	Name:	Kevin S. Noland
	Title:	CEO

1600 RiverEdge Parkway, Suite 100 Atlanta, Georgia 30328 Attn: Kevin Noland FAX: (770) 988-0611

PURCHASER:	CAPITALSOURCE FINANCE LLC

By:
Name:
Title:

4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815 Attn: Corporate Finance Group, Portfolio Manager FAX: (301) 841-2313

With a copy (which shall not constitute notice) to:

Bell, Boyd & Lloyd LLC 70 W. Madison, Suite 3100 Chicago, Illinois 60602 Attn: Michael L. Owen FAX: (312) 345-9064

A.D.A.M., Inc. Conversion and Registration Rights Agreement